Exhibit 10.43

[Translation – For Reference Purposes Only]

Revenue Stamp 200,000 yen	Branch number	Client number	Transaction number
	367	0385035
	Loan Agreement
	Date: February 25, 2015
	To: The Bank of Tokyo-Mitsubishi UFJ, Ltd.:

Address:
NeoPhotonics Semiconductor GK
550-10, Higashi-asakawamachi, Hachioji-shi, Tokyo

#409, Yu To Sang Building, 37 Queen’s Rd Central,
Hong Kong Special Administrative Region of the People’s Republic of China

Obligor:
Representative Member: NeoPhotonics Corporation Limited
Executive Officer: Lucas Oliver-Frost

(Seal)

Address Joint and Several Guarantor	(Seal)

Address Joint and Several Guarantor	(Seal)

Obligor enters into this Loan Agreement with the Bank pursuant to the following terms and conditions after examining and approving the terms and conditions of the Banking Transaction Agreement separately submitted to the Bank.83

Article 1 (Loan)

Obligor borrowed the following money from the Bank.

1	Borrowing: 1,000,000,000 yen	2	Purpose of funds	Equipment fund	3	Interest rate	As set forth in the separate Special Agreement %/year	Penalty rate	14%/year
(Affix yen sign (¥) before amount)	(Prorated at 365 days per year)
4	Repayment method	(1) First and last payments are as shown below.
First repayment date: March 31, 2015	First repayment amount: 8,333,000 yen	Final repayment deadline: February 25, 2025	Final repayment amount 8,373,000 yen
(2) Second and subsequent repayments (excluding final repayment) are shown below.
2nd repayment date q: April 2015	2nd repayment amount: 8,333,000 yen	(iii)	Repayment period: Until January 2025	Repayment interval: one month	Amount per repayment: 8,333,000 yen

(iv)	Repayment period: Until _____	Repayment interval: ___ months	Amount per repayment ________ yen	(v)	Repayment period: Until _____	Repayment interval: ___ months	Amount per repayment _______ yen

(vi)	Repayment period: Until _____	Repayment interval: ___ months	Amount per repayment ________ yen	(vii)	Repayment period: Until _____	Repayment interval: ___ months	Amount per repayment _______ yen

[Translation – For Reference Purposes Only]

	(viii)	Repayment period: Until _____	Repayment interval: ___ months	Amount per repayment ________ yen	(ix)	Repayment period: Until _____	Repayment interval: ___ months	Amount per repayment _______ yen

	(x)	Repayment period: Until _____	Repayment interval: ___ months	Amount per repayment ________ yen	(xi)	Repayment period: Until _____	Repayment interval: ___ months	Amount per repayment _______ yen
(3) The repayment date for (2) above shall be the last day of the month.

(4)     In the event that the repayment date in (1) or (2) above is a holiday, the following day shall be the repayment date.  In such case, if the business day following the holiday falls on the following month, the repayment date shall be the business day prior to such holiday.

5	Method of interest payment

(1)     The interest payment date shall be March 31, 2015, the anniversary date in each month of the day set out in (3) above, and the final repayment deadline.  The interest for the period commencing on the date following the previous interest payment date (as for the initial interest payment, the borrowing date) and ending on each interest payment date shall be paid in arears.

(2) The handling of holidays on interest payment dates shall be as set forth in (4) above.

6	Repayment account	Branch: Hachioji Branch	Title: Ordinary	Account number: 0494084	Account holder: Obligor
						Inspection	Performed by	Seal confirmation

7	Guarantee from credit guarantee association	[__________] Credit Guaranty Association	Guarantee No.

Number 155-000177280

Date 27/02/23 12:55:07

Article 2 (Partial advance repayment)

If Obligor makes advance repayment on a portion of the loan, it shall continue the repayment according to the prepayment method set forth in Article 1 thereafter, and the final repayment shall be advanced accordingly absent specific requests to the contrary.

Article 3 (Withdrawal of principal and interest from deposit account)

(A)	The Bank is requested to withdraw the principal to be paid by Obligor from the repayment account set forth in Article 1.6 on the contracted repayment date and allocate that amount to repayment.
1)

In this handling, the submission of checks, savings or general account pass books, or payment requests shall be omitted regardless of provisions in the current account rules, savings deposit rules, or general account transaction rules.

2)

In the event that payment funds in the repayment account are less than the amount of payment on the repayment date, the Bank may take the same procedures on any subsequent date as soon as the funds in the account reaches the amount of payment.

(B)	Interest, delinquency charge, and all other deductions associated with the borrowing may be withdrawn from the repayment account under the procedures set forth in (A) of this article.
(C)	The instructions of the Bank shall be followed when using methods other than (A) and (B) in this article.

Article 4 (Allocation of expense)

Obligor shall bear all expenses required for the creation of this document, the document set forth in Article 6, the disposal of collateral, and all other actions associated with this agreement.

2

[Translation – For Reference Purposes Only]

Article 5 (Guarantee)

1)

Guarantor shall be jointly and severally liable with Obligor for all obligations incurred by Obligor under this agreement, and shall adhere to the terms and provisions of the Banking Transaction Agreement separately submitted by Obligor and this agreement in performance of said obligations.

2)	Guarantor shall not claim waiver as a result of change or release of other collateral or guarantees for the purposes of the Bank.
3)	Guarantor shall not use deposits of Obligor with the Bank or other claims against the Bank for the purpose of offsetting.
4)

In the event that Guarantor obtains any right from the Bank by subrogation as a result of its performance of guarantee obligation, Guarantor shall not exercise such rights without consent of the Bank as long as transactions continue between Obligor and the Bank. Guarantor shall transfer said right or priority to the Bank free of charge when so requested by the Bank.

5)

Absent specific provisions to the contrary, in the event that Guarantor makes other guarantees in addition to the guarantee of the obligations of Obligor to the Bank, the total guarantee amount shall be the total of these guarantees and this guarantee shall not be influenced by any other guarantee.

Article 6 (Preparation of notarial deed)

Obligor and Guarantor shall take all procedures necessary to create a notarial deed consenting to compulsory execution of judgment of obligations under this agreement when so requested by the Bank.

End of document

(Seal)	(Special provisions)

Reference:

Interest shall be calculated according to the following formula for both ordinary years and leap years

Principal (interest levied against units of 100 yen) x number of days x annualized interest rate/365 = Interest (rounded off to the nearest 1 yen)

3

Shop Number: 367

Customer Number: 0385035

Transaction Number:

Please attach a revenue stamp. 200 yen

Special Agreement

February 25, 2015

To: The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Debtor	Address Name

NeoPhotonics Semiconductor GK

550-10, Higashi-asakawamachi, Hachioji-shi, Tokyo

#409, Yu To Sang Building, 37 Queen’s Rd Central,

Hong Kong Special Administrative Region of the People’s Republic of China

Representative Member: NeoPhotonics Corporation Limited,

Executive Officer: Lucas Oliver-Frost

Joint and Several Guarantor	Address Name

Joint and Several Guarantor	Address Name

This Special Agreement is made and entered into as provided in the following in connection with the borrowing advanced by The Bank of Tokyo-Mitsubishi UFJ, Ltd. (hereinafter referred to as the “Bank”) under the Loan Agreement dated February 25, 2015 (hereinafter referred to as the “Borrowing”). This Special Agreement supplements the terms and conditions of the Loan Agreement. In case of any inconsistency between the provisions of the Loan Agreement and this Special Agreement, the provisions of this Special Agreement shall prevail.

1. Applicable Rate of Interest

(1)

The applicable rate of interest shall be the base interest rate specified in paragraph (2) below on the day two bank business days prior to the date of loan or the date of review of the interest rate plus annual rate of 1.400%, and the rate shall be calculated on the prorated daily basis assuming 365-day a year.

(2)

The base interest rate shall be the rate for the Japanese yen displayed on page 58143 of the REUTERS screen by the Bank depending on the period of interest rate specified in Section 2 hereof. Provided, however, that in case the period from the date of loan to the following date of review of the interest rate does not conform to the period of interest rate specified in Section 2, the base rate shall be the rate reasonably determined by the Bank depending on the period based on the offered rates on the funds provided in borrowing and lending transactions for yen funds in the financial market. If the aforementioned page is not displayed for any reason, the base rate shall be the rate displayed on the succeeding or alternative page under the same service.

2. Period of Interest Rate

The period of interest rate shall be one month, and the applicable rate of interest shall be reviewed for each such period pursuant to Section 1 hereof.

3. Prepayment

It is hereby acknowledged and agreed that the Debtor shall not be permitted to make any down payment or prepayment for the Borrowing outside the terms and conditions of the Loan Agreement. Provided, however, that in case the Debtor makes down payment or prepayment outside the terms and conditions of the Loan Agreement for any unavoidable reason with prior approval

Shop Number: 367

Customer Number: 0385035

Transaction Number:

of the Bank, the Debtor shall pay the prepayment penalty prescribed in Section 4 hereof immediately upon demand of the Bank, in addition to the payment of the interest accrued up to the prepayment date.

4. Prepayment Penalty

The amount of the prepayment penalty shall be calculated according to the following formula; provided, however, that no prepayment penalty shall be payable if the result of the calculation based on such formula is negative amount.

Amount of prepayment x (Market interest rate of the Borrowing*1 - Market interest rate at the time of prepayment*2) x Remaining period (number of days) at the time of prepayment*3 / 365 days

*1: Interest rate at which the Bank procures funds.

*2: Interest rate at which the Bank can reinvest funds in the market during the remaining period.

*3: Period commencing on the prepayment date and ending on the following date of review of the interest rate (or the maturity date if no review of the interest rate is scheduled).

5. Acceleration

The prepayment penalty calculated pursuant to Section 4 shall be paid to the Bank immediately upon demand of the Bank in the event that any and all liabilities of the Debtor become immediately due and payable.

End of document

(TIBOR-based; Loan on deeds)	For bank use	Inspection seal	Performed by	Seal confirmation
Number 155-000177280* Date 27/02/23 12:55:07
10002 12.05 (10Y)

Revenue Stamp 200 yen

(Asset-based finance)

Special Agreement

February 25, 2015

To The Bank of Tokyo-Mitsubishi UFJ, Ltd.:

Borrower

Address

550-10, Higashi-asakawamachi, Hachioji-shi, Tokyo

Name

NeoPhotonics Semiconductor GK

Representative Member: NeoPhotonics Corporation Limited

#409, Yu To Sang Building, 37 Queen’s Rd Central,

Hong Kong Special Administrative Region of the People’s Republic of China

Executive Officer: Lucas Oliver-Frost

NeoPhotonics Semiconductor GK (“Borrower” hereinafter) agrees with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“Lender” hereinafter) to this Special Agreement with respect to the loan of money from Lender to Borrower pursuant to the Original Contract. This Special Agreement is in addition to the stipulations of the Original Contract. Note that the Banking Transaction Agreement in effect between Borrower and Lender (as amended; “Banking Transaction Agreement” hereinafter) applies to the Loan.

Details

Article 1 (Definitions)

The following terms shall have the following meanings in this Special Agreement unless the meaning is clearly different from the context. In addition, the terms defined in Additional Provisions 1 and 2 shall have the meanings defined in their respective documents unless the meaning is clearly different from the context.

(1)	“Special Agreement on Interest” refers individually or collectively to Special Agreement on Interest A and Special Agreement on Interest B.
(2)	“Special Agreement on Interest A” refers to the Special Agreement (on interest) within Original Contract A.
(3)	“Special Agreement on Interest B” refers to the Special Agreement (on interest) within Original Contract B.
(4)

“Accounting Statements” refers to the documents defined in 1) through 4) below (refers to audited Accounting Statements when there is a duty under applicable Laws and Regulations to audit Accounting Statements, or when Accounting Statements are otherwise audited; Includes Reports when Borrower creates Reports).

1)

Financial statements (the balance sheet and profit and loss statement defined in Article 435.2 of the Companies Act and the non-consolidated statements of changes in net assets and notes to specific items defined in Article 59.1 of the Ordinance on Company Accounting) and Business Report for a business year as set forth in Article 435.2 of the Companies Act, and their annexed detailed statements

2)

Temporary Financial Statements as set forth in Article 441.1 of the Companies Act when they are created (the balance sheet on the Temporary Closing Date defined in said paragraph, and the profit and loss statement for the period from the first day of the business year to which the Temporary Closing Date belongs until the Temporary Closing Date)

3)

Consolidated financial statements (refers to the consolidated balance sheet, consolidated statements of income, consolidated statements of changes in net assets and consolidated notes set forth in Article 61 of the Ordinance on Company Accounting; and so in Subparagraph 3 below) for a business year as set forth in Paragraph 1 of the Companies Act pursuant to Article 444.3 of the Companies Act when they are required, and other consolidated financial statements for a business year as set forth in Article 444.1 of the Companies Act when they are created

4)	Actual consolidated and non-consolidated balance sheet, profit and loss statement, statements of changes in net assets and notes to such financial statements
(5)	“Agreement Term” refers individually and collectively to “Term of Original Agreement A” and “Term of the Original Agreement B.”
(6)	“Original Contract” refers individually and collectively to “Original Contract A” and “Original Contract B.”
(7)	“Term of Original Agreement A” refers to the period from February 25, 2015 to the final repayment deadline set forth in Loan on Deed A.
(8)	“Term of the Original Agreement B” refers to the period from February 25, 2015 to the final repayment deadline set forth in Loan on Deed B.
(9)	“Loan on Deed” refers individually and collectively to “Loan on Deed A” and “Loan on Deed B.”
(10)	“Loan on Deed A” refers to the loan agreement within Original Contract A.
(11)	“Loan on Deed B” refers to the loan agreement within Original Contract B.
(12)

“Subsidiaries and Affiliates” refers to “subsidiaries” and “affiliated companies” as defined in Article 8 of “Ordinance on the Terminology, Forms, and Presentation Methods of Financial Statements, etc.”

(13)	“Antisocial Force” refers to any person set forth in 1) through 9) below and any person having a relationship set forth in 10) through 14) below.
1)

Organized crime group (refers to a group which potentially encourages violent or unlawful acts by its members in an organized or habitual manner (including members of constituent groups); and so throughout)

2)	Organized crime group member (refers to a member of an organized crime group; and so throughout)
3)	Person for whom less than 5 years has elapsed since ceasing to be an organized crime group member
4)

Organized crime group quasi-member (person with a relationship with an organized crime group that is not an organized crime group member and who may potentially use the threat of the organized crime group to commit violent or unlawful acts, or person who provides funds, weapons or similar items to an organized crime group or organized crime group member, or who otherwise cooperates or is involved in the maintenance and operations of an organized crime group; and so throughout)

5)

Company affiliated with organized crime group (company in which an organized crime group member is effectively involved in management, company managed by an organized crime group quasi-member or former organized crime group member that provides funds to an organized crime group or company otherwise actively cooperating with or involved with the maintenance or operations of an organized crime group, or company making active use of an organized crime group in the conduct of its business etc. and cooperating in the maintenance or operation of the organized crime group)

6)

Corporate extortionist etc. (corporate extortionist, thug or other party that potentially engages in violent, unlawful etc. acts in the pursuit of illicit benefits from companies etc. and threatens the safety of civic life)

7)	Political racketeer (person or persons masquerading as a social or political movement, potentially engages in violent or unlawful acts seeking illicit benefits, and threatens the safety of civic life)
8)

Crime group specialized in intellectual crimes (group or individual other than those listed in 1) through 7) that uses the influence of its relationship with an organized crime group, or that has financial ties to an organized crime group and serves as a structurally core member for illicit and illegal activities)

9)	Other parties similar to 1) through 8) above
10)	Person deemed to be in a relationship in which its management is controlled by a person described in 1) through 9) above (“Organized Crime Group Member etc.” hereinafter)
11)	Person deemed to be in a relationship in which an Organized Crime Group Member etc. is effectively involved in its management

12)

Person deemed to be in a relationship in which it improperly makes use of Organized Crime Group Members etc. for the purpose of furthering its own illicit gains or the illicit gains of third parties or for the purpose of inflicting damage on a third party

13)	Person deemed to be in a relationship providing funds or benefits to an Organized Crime Group Member etc.
14)	Officer or a person effectively involved in management of a company having socially condemnable relationship with an Organized Crime Group Member etc.
(14)	“Reports” refers to the securities report, semiannual report, quarterly report, extraordinary report and amendment report etc.
(15)

“Laws and Regulations” refers to treaties, laws, ordinances, orders, rules, municipal ordinances, verdicts, decisions, arbitral awards, circulars, guidelines and other legally or actually binding statutes.

(16)	“Loan” refers to a loan pursuant to the Original Contract and this Special Agreement.
(17)	This “Special Agreement” refers to this document.

Article 2 (Purpose of use)

Borrower shall use the money raised in the Loan only for the Purpose set forth in Additional Provision 2.

Article 3 (Repayment of principal and payment of interest)

1.	Borrower shall repay principal and pay interest on the Loan in accordance with the provisions of the Original Contract.
2.

Notwithstanding the provisions of Article 3.1, the provisions of this Special Agreement shall be followed in the event that this Special Agreement contains a special agreement regarding repayment or the calculation of applicable interest.

Article 4 (Calculation and notice of asset valuation)

1.	Asset valuation shall be an amount determined as the Qualified Deposit Amount in accordance with the provision of Article 4.2 (rounded down to the nearest 10,000 yen).
2.	The asset valuation shall be determined in accordance with the calculations made by Lender on the asset valuation determination date.
3.	Lender shall notify Borrower of the asset valuation using the standard asset valuation notice of Lender no later than Lender’s notification date arriving immediately after the determination date.
4.

Even after determination pursuant to Article 4.2 or notice pursuant to Article 4.3, Lender may revise the conditions or scope (including the addition of excluded assets) used to calculate asset valuation as set forth in Article 4.1 by giving notice to Borrower. In said circumstances, asset valuation shall be determined according to calculations made under the revised conditions on a date designated by Lender in the notice of revision.

Article 5 (Determination of asset valuation and its effect)

1.

Determination on whether Borrower satisfies the stipulations in Additional Provision 3-1 shall be made until the performance in full of all obligations to Lender under the Original Contract and this Special Agreement.

2.	The timing of determination pursuant to Articl 5.1 shall be as set forth in Additional Provision 3-2.
3.	Determination made pursuant to Article 5.1 shall result in the effects set forth in Additional Provision 3-3.

Article 6 (Repayment from designated account)

1.

Upon occurrence of any event of acceleration (including those set forth in the Banking Transaction Agreement, and so throughout) at Borrower, Borrower shall grant to Lender authority to withdraw arbitrary amounts from the designated account regardless of any deposit rules for the designated account. Funds withdrawn under said authority may be allocated to the repayment of the Loan or any other obligation of Borrower to Lender at the discretion of Lender.

2.

Withdrawals from the designated account pursuant to Article 6.1 shall not require the submission of a deposit passbook or deposit withdrawal form or the issuance of a current account check from Borrower to Lender.

3.

Borrower shall maintain the designated account at its own expense until such time as the performance in full of all obligations of Borrower to Lender under the Original Contract and this Special Agreement.

Article 7 (Representations and warranties)

Borrower represents and warrants to Lender that all matters set forth in the following items are true and accurate as at the date of execution of this Special Agreement and the Compliance Report submission date set forth in Article 8.1.10 of this Special Agreement, and shall compensate Lender for all damages, losses and expenses incurred by Lender in the event that said representations and warranties are found to be untrue or inaccurate.

(1)	Borrower is legally established and existing under the laws of Japan.
(2)

Borrower has the capacity to hold rights and capacity to act required to execute and perform the Original Contract and this Special Agreement, to perform all agreements executed by Borrower, and to possess assets.

(3)

The execution and performance of the Original Contract and this Special Agreement and all transactions pursuant to the Original Contract and this Special Agreement by Borrower are acts within the scope of Borrower’s purposes, and Borrower has completed in full all procedures required under Laws and Regulations, Borrower’s Articles of Incorporation, and any other internal bylaws.

(4)

The execution and performance of the Original Contract and this Special Agreement and all transactions pursuant to the Original Contract and this Special Agreement by Borrower (a) do not contravene Laws and Regulations binding on Borrower; (b) do not contravene Borrower’s Articles of Incorporation or other internal bylaws; and (c) do not breach agreements with third parties to which Borrower is a party or which are binding on Borrower or Borrower’s assets.

(5)

The person signing or affixing official seals to the Original Contract and this Special Agreement on behalf of Borrower is duly authorized to sign or affix official seals to the Original Contract and this Special Agreement on behalf of Borrower under all procedures required under Laws and Regulations Borrower’s Articles of Incorporation, and other internal bylaws.

(6)	The Original Contract and this Special Agreement are legally and effectively binding on Borrower, and Borrower can be compelled to perform them in accordance with their terms and conditions.
(7)	The Accounting Statements created by Borrower are created in an accurate and legal manner in accordance with generally accepted accounting standards in Japan.
(8)

Subsequent to the conclusion of Borrower’s business year, no facts having or potentially having a material adverse impact on the performance of duties under the Original Contract and this Special Agreement by Borrower, including but not limited to facts that adversely impact or reduce the business, assets, or financial position of Borrower and its Subsidiaries and Affiliates as shown in the Accounting Statements or other accounting documents for the accounting period (Borrower’s accounting period is as set forth in Additional Provision 2) have occurred.

(9)

There are no lawsuits, preservative procedures, compulsory execution of judgment procedures, arbitrations, mediations, administrative procedures, or other disputes in progress or potentially commencing that would have a material adverse impact on the performance of duties by Borrower under the Original Contract and this Special Agreement. In addition, bankruptcy, civil rehabilitation, corporate reorganization, special liquidation or other similar statutory bankruptcy procedures are not in progress nor is there the potential for them to commence with respect to Borrower.

(10)	No event of acceleration has occurred or could potentially occur with respect to Borrower.
(11)

Borrower has incurred no obligation in any form that would or would potentially exert a material adverse impact on the performance of duties under the Original Contract and this Special Agreement by Borrower.

(12)

All facts contained in all documents submitted by Borrower to Lender are true and accurate on all material points, are not presented in a misleading manner, and do not fail to disclose matters required to prevent misunderstandings in the execution of the Original Contract and this Special Agreement by Lender. Matters related to future forecasts included in these documents are forecast using reasonable methods, and no facts that would or would potentially have a material adverse impact on the forecast have occurred subsequent to the document submission date.

(13)	Borrower maintains all permits and licenses required to conduct its primary businesses, and continues in business in compliance with all Laws and Regulations.
(14)	Borrower does not constitute an Antisocial Force.
(15)	All matters set forth in Additional Provision 4.

Article 8 (Reporting items)

In addition to matters specified elsewhere in this Special Agreement, Borrower shall at its own expense report the following matters to Lender until performance in full of all obligations to Lender pursuant to the Original Contract and this Special Agreement.

(1)	Borrower shall report immediately to Lender in writing upon occurrence or potential occurrence of an event of acceleration with respect to any obligation of Borrower.
(2)

Borrower shall report immediately to Lender in writing on the status of assets, management or operations of Borrower or its Subsidiaries and Affiliates when so requested by Lender, or shall provide all accommodation necessary for the investigation thereof.

(3)

Borrower shall report immediately to Lender in writing upon occurrence or potential occurrence of a material change in the assets, management or business of Borrower or its Subsidiaries and Affiliates.

(4)

Borrower shall report immediately to Lender in writing upon commencement or potential commencement of lawsuits, preservative procedures, compulsory execution of judgment procedures, arbitration, mediation, administrative procedures or other disputes that exert or potentially exert a material influence on the performance of duties to Borrower under the Original Contract and this Special Agreement.

(5)

Borrower shall immediately report to Lender in writing together with a copy of the relevant order or notice upon receipt of an order or notice of provisional attachment, preservative attachment, attachment, provisional disposition, auction, procedures for collection of tax delinquency, or public sale of Borrower’s assets.

(6)

Borrower shall report immediately to Lender in writing upon discovery that any of the facts represented or warranted to Borrower in the Original Contract and this Special Agreement had been untrue or inaccurate at the time of representation or warranty, and upon occurrence or potential occurrence of circumstances in which representations and warranties to Borrower in the Original Contract and this Special Agreement become untruthful.

(7)

Borrower shall report immediately to Lender in writing upon occurrence or potential occurrence of events at Borrower that violate the Original Contract, this Special Agreement or other agreements with Lender.

(8)

Borrower shall submit to Lender the statements of accounts of Borrower set forth in Additional Provision 2 for each accounting period on or prior to the statement of accounts submission deadline set forth in Additional Provision 2. However, in the event that Borrower creates Reports, Borrower shall, in lieu of Accounting Statements, submit to Lender a copy of Reports in a timely manner upon submission to the Director General of the relevant Local Finance Bureau. In the event that Borrower makes electronic disclosure of Reports through an electronic disclosure system for securities reports etc. and other disclosure documents as set forth in the Financial Instruments and Exchange Act (organization for the processing of electronic disclosure information as set forth in Article 27-30-2 of the Financial Instruments and Exchange Act (EDINET)), Borrower shall be deemed to have submitted a copy of Reports at the time it furnishes notice of disclosure to Lender. In said circumstances, Borrower shall submit a copy of Reports to Lender when so requested by Lender.

(9)

Borrower shall immediately report to Lender in writing in the event of changes or potential changes to Accounting Statements or Reports submitted to Lender pursuant to item (8) above (including but not limited to changes in the calculation standards for any item in the Accounting Statements or Reports).

(10)	Borrower shall submit to Lender a Compliance Report in the format found in the Annex by the Compliance Report submission deadline.
(11)	All matters set forth in Additional Provision 5.

Article 9 (Approval matters)

Borrower shall obtain prior written approval of Lender for all of the following matters until performance in full of all obligations to Lender under the Original Contract and this Special Agreement.

(1)	Material change in Borrower’s Articles of Incorporation
(2)	Suspension, cessation, or disbandment of Borrower’s business
(3)

Merger, corporate split, share swap or transfer of shares, organizational change under the Companies Act, transfer to a third party of all or a part of business or important assets (including transfer in the form of asset securitization or a sale and lease back arrangement etc.), leasing to a third party of all or a part of operations, delegation of management, execution of an agreement under which it shares all profit or loss from the business of another party, reduction of capital stock, reduction of reserves, or acceptance of all or a part of the important businesses or assets of a third party that would or would potentially have the material adverse impact on the performance of duties under this Special Agreement

(4)

Execution, modification or termination of an agreement to which Borrower is a party and which would or would potentially have an adverse impact on the performance of duties by Borrower under this Special Agreement

(5)	Change or cancellation of Borrower’s designated account
(6)	Other matters as set forth in Additional Provision 6

Article 10 (Compliance matters)

Borrower shall adhere to all of the following until performance in full of all obligations to Lender under the Original Contract and this Special Agreement.

(1)	Borrower shall maintain all permits and licenses etc. required for the conduct of its primary businesses, and shall continue in business in compliance with all Laws and Regulations.
(2)	Borrower shall not change the nature of its primary businesses.
(3)	Borrower shall create accurate and legal Accounting Statements in accordance with generally accepted accounting standards in Japan.
(4)	Borrower shall remit taxes without delay.
(5)

Unless specified to the contrary in applicable Laws and Regulations, Borrower shall treat payments on all obligations under the Original Contract and this Special Agreement with at least the same order of precedence and in no way subordinate to any other unsecured and non-subordinated obligation (including obligations for the uncollected portion after liquidation of security for a secured loan).

(6)	Borrower shall not constitute an Antisocial Force.
(7)	Borrower shall not itself or through third parties acting on its behalf perform any of the acts set forth in 1) through 5) below.
1)	Demands backed by violence
2)	Improper demands in excess of legal liability
3)	Use of threatening words or behavior or violent acts in transactions
4)	An act undermining the credibility or impairing the operations of Lender by spreading rumors, or using fraudulent means or force
5)	Any other act similar to 1) through 4) above
(8)	Borrower shall comply with all matters set forth in Additional Provision 7.

Article 11 (Financial covenants)

1.

Borrower shall adhere to the financial covenants set forth in Additional Provision 8-1 until the performance in full of all obligations to Lender under the Original Contract and this Special Agreement.

2.	Determinations pursuant to Article 11.1 and durations of the determinations shall be as set forth in Additional Provision 8-2.
3.	The effects set forth in Additional Provision 8-3 shall result from determinations pursuant to Article 11.2.

Article 12 (Acceleration)

1.

In addition to the matters set forth in Article 5.1 of the Banking Transaction Agreement, in the event of any of the matters set forth in the following items, any and all obligations of Borrower to Lender under the Original Contract and this Special Agreement shall become immediately due and payable as a matter of course without notice or warning from Lender, and Borrower shall immediately pay the full amount of principal of the Loan (plus any accrued interest on the Loan) and all monies for which payment duties have been incurred by Borrower to Lender under the Original Contract and this Special Agreement, in a manner prescribed by Lender.

(1)

Suspension of payment, filing of a petition by or against Borrower for commencement of bankruptcy procedures, commencement of civil rehabilitation procedures, commencement of corporate reorganization procedures, commencement of special liquidation, commencement of other insolvency proceedings, or commencement of any of said procedures

(2)	Resolution to dissolve or order to dissolve
(3)	Suspension of transactions by a bill clearinghouse
(4)	Issuance of an order or notice of provisional attachment, preservative attachment or attachment with respect to Borrower’s deposit claims or other claims against Lender
(5)	Occurrence of an automatic acceleration matter as set forth in Additional Provision 9-1
2.

In addition to the matters set forth in Article 5.2 of the Banking Transaction Agreement, in the event of any of the matters set forth in the following items, any and all obligations of Borrower to Lender under the Original Contract and this Special Agreement shall become immediately due and payable by demand of Lender, and Borrower shall immediately pay the full amount of principal of the Loan (plus any accrued interest on the Loan) and all monies for which payment duties have been incurred by Borrower to Lender under the Original Contract and this Special Agreement, in a manner prescribed by Lender.

(1)	Any fact represented or warranted by Borrower in this Special Agreement is found to have been untrue or inaccurate at the time of the representation or warranty.
(2)	Borrower is in breach of any stipulation in this Special Agreement (excluding Article 5.1 and Article 11.1).
(3)

Borrower is in default of performance of an obligation to Lender or a third party other than the obligations under the Original Contract and this Special Agreement, or Borrower incurs a guarantee obligations with respect to an obligation incurred by a third party and fails to perform such obligation as guarantor when required.

(4)	A bill or check issued by Borrower is dishonored for the first time.
(5)	Borrower suspends its business, becomes subject to a business suspension or prohibition order from a competent government agency, or Lender reasonably believes that such situation is likely.
(6)	A petition for special conciliation is filed by or against Borrower.
(7)	An event of acceleration by demand as set forth in Additional Provision 9-2 has occurred
3.

In the circumstances set forth in the items of Article 12.2, any and all obligations of Borrower to Lender under the Original Contract and this Special Agreement shall become immediately due and payable assuming that Borrower has received notices or documents from Lender at a time they would normally arrive, in the event that such notices or documents fail to arrive or are delayed in arrival due to failure of Borrower to notify Lender of a change in its address or receive notices from Lender, or other cause attributable to Borrower.

4.

In the event of breach of a duty under the Original Contract or this Special Agreement by Borrower such that Lender incurs damage or expenses, Borrower shall compensate Lender for all damages or expenses incurred as claimed by Lender.

Article 13 (Fees)

1.

Borrower shall pay to Lender in a manner prescribed by Lender the scheme structuring fee set forth under fees in Additional Provision 2 on the signing date of this Special Agreement as compensation for the structuring by Lender of the lending scheme for the Original Contract and this Special Agreement.

2.

In the event of the execution of the memoranda etc. in conjunction with modifications of the Original Contract or this Special Agreement after execution of this Special Agreement, Borrower shall pay to Lender in a manner prescribed in the relevant memorandum the fee set forth in the relevant memoranda etc.

3.

Borrower acknowledges and agrees that the scheme structuring fee (including the fees set forth in Article 13.2) and any expenses deemed de facto interest under the Interest Rate Restriction Act (Act No. 100 of 1954, as amended; “Interest Rate Restriction Act” hereinafter) are paid as compensation for the service of structuring and modifying the lending scheme, and confirms that Borrower cannot claim from Lender refund of all or any part of fees paid by Borrower pursuant to this article 13 in the event of termination of the Original Contract and this Special Agreement by early termination or other means, or the termination of either the Original Contract or this Special Agreement at the behest of Borrower.

4.

Notwithstanding the provisions of Article 13.3, in the event of payment to Lender of interest, fees or settlement amount pursuant to a Special Agreement on Interest during the Agreement Term, any amount in excess of the maximum interest rate designated by Lender pursuant to the Interest Rate Restriction Act or other laws restricting interest (15% at the time of execution of this Special Agreement) calculated according to the formula below for the settlement amount shall be refunded by Lender.

[Formula]

Effective interest rate

= ((Total of interest, fees and settlement amount during the Agreement Term) x 365 days (366 days for leap years) x 100) / ((average borrowing balance during the Agreement Term- fees during the Agreement Term- interest at time of first Individual Loans during the Agreement Term) x Agreement Term (days))

Article 14 (Allocations of expenses)

Unless stipulated to the contrary in Laws and Regulations, Borrower shall bear all expenses incurred for the creation, modification and amendment of this Special Agreement (including attorney’s fees), all expenses for the securing and execution of rights and the performance of duties by Lender pursuant to the Original Contract and this Special Agreement (including attorney’s fees), and all revenue stamp taxes and other similar taxes and public charges, etc. remitted in conjunction with this Special Agreement and the Original Contract; in the event that said expenses are paid by Lender on behalf of Borrower, Borrower shall immediately pay said expenses to Lender upon claim by Lender.

Article 15 (Duty of confidentiality)

Borrower shall manage all matters associated with the Original Contract, this Special Agreement and the Loan in strictest confidence and shall not disclose them to third parties except when exercising rights under the Original Contract and this Special Agreement.

Article 16 (General Provisions)

1.

In the event that a date stipulated in this Special Agreement is not a Bank Business Day (refers to a date other than a bank holiday under the Laws and Regulations of Japan, and so throughout this Special Agreement), the stipulated date shall be the preceding Bank Business Day unless stipulated to the contrary in the Original Contract.

2.

The Original Contract and this Special Agreement shall be governed by the laws of Japan, and the Tokyo District Court shall have primary, exclusive agreed jurisdiction over any dispute arising with respect to the Original Contract or this Special Agreement.

3.

Any questions among the parties regarding the interpretation of the Original Contract and this Special Agreement shall be resolved by the Borrower and Lender as mutually agreeable in good-faith consultation.

Article 17 (Priority of this Special Agreement)

The application relationship of the provisions of this Special Agreement and the Original Contract shall be as set forth in the following items.

(1)

In the event that a stipulation in this Special Agreement is inconsistent with or contravenes a stipulation in the Original Contract, the stipulation in this Special Agreement shall have priority in application.

(2)	For matters not stipulated in this Special Agreement, the stipulations of the Original Contract shall be followed.
(3)	Matters not stipulated in either this Special Agreement or the Original Contract shall be determined as mutually agreeable in good-faith consultation between Borrower and Lender.

Article 18 (Transfer of this Special Agreement)

1.	Borrower shall not transfer its status under the Original Contract and this Special Agreement and its rights or duties with respect to these agreements without written approval of Lender.
2.

Lender shall obtain prior approval of Borrower when transferring to a third party its status as Lender under the Original Contract and this Special Agreement. In said circumstances, Borrower shall not unreasonably refuse, reserve or delay approval.

3.

Notwithstanding the provision of Article 18.2, Lender may transfer to a third party any monetary credits held by Borrower under the Original Contract and this Special Agreement by furnishing notice thereof to Borrower.

Article 19 (Amendment of Agreement)

The Original Contract and this Special Agreement shall not be modified without written agreement of Borrower and Lender.

Article 20 (Survival)

The stipulations of this Special Agreement shall survive and remain in force after termination of this Special Agreement for any reason as long as Borrower has a borrowing balance pursuant to the Original Contract and this Special Agreement, but only to that extent.

IN WITNESS WHEREOF, one (1) original copy of this Special Agreement has been created and retained by Lender. Borrower has received a copy thereof from Lender.

Additional Provisions

1.	Definitions (i)

“Trade Debtor” refers to a person having purchased goods or received services from Borrower to whom none of the following apply.

(1)

A person for whom it is deemed appropriate under generally accepted accounting standards to set aside reserves for the claim against the Trade Debtor in excess of the maximum amount allocated to the allowance for doubtful accounts under Article 52 of the Corporate Tax Act and Article 96 of the Order for Enforcement of the Corporate Tax Act;

(2)

A person who is subject to suspension of payment, person for whom a petition for bankruptcy, civil rehabilitation, corporate reorganization, special liquidation or other similar legal proceeding has been filed, or a person for whom there is cause or potential cause for petition for said legal proceeding;

(3)	A person who has resolved to dissolve or commenced liquidation procedures;
(4)	A person who is subject to dishonorment of a bill or check;
(5)	A person who is subject to public sale, disposition for delinquent taxes, or other disposition under governmental authority;
(6)	A person who has commenced negotiations with obligors for private reorganization or other similar measures;
(7)	A person who has received support from creditors or is deemed to require such support;
(8)	A person for whom there is reasonable cause to be concerned about its creditworthiness; or
(9)	A person who constitutes an Antisocial Force.

“Qualified Deposits” refers to actual deposits to the accounts receivable collection account for claims against Trade Debtors that satisfy all the following requirements.

(1)	The nature of the claim is not in violation of Laws and Regulations.
(2)

The claim results from the ordinary commercial transactions of Borrower (in addition to domestic transactions, export transactions of Borrower as approved by Lender) and is denominated in Japanese yen or a foreign currency (regardless of the currency).

(3)	No delay of payment or other non-fulfillment of obligations has occurred, and no reasonable ground exists to assume nonpayment or other non-fulfillment of obligations on the payment deadline.
(4)

There is no defense of invalidation or nullification of claim, revocation, discharge, offsetting or any other right of defense, and no other impediment to receipt of the accounts receivable by Borrower.

(5)	The claim has been generated in accordance with the normal credit policies of Borrower.
(6)	No issuance of a promissory note has been made or is planned to be made with respect to the claim.
(7)	No transfer to third parties (including factoring), no establishment of pledge rights, mortgage, or other collateral rights has occurred.
(8)	No lawsuit has been brought or petition for attachment, provisional attachment or provisional disposition filed by a third party with respect to the claim.

“Qualified Deposit Amount” refers to the amount calculated by Lender on an asset valuation determination date in accordance with the method of calculating qualified deposits set forth in Additional Provision 2 as the amount of Qualified Deposits for the deposit calculation base period.

2.	Definitions (ii)

Original Contract A

Refers individually and collectively to the following agreements.

- Loan Agreement dated February 25, 2015

(Borrowing of 500,000,000 yen)

- Special Agreement (on interest) dated February 25, 2015 regarding the foregoing Loan Agreement.

Original Contract B

Refers individually and collectively to the following agreements.

- Loan Agreement dated February 25, 2015

(Borrowing of 1,000,000,000 yen)

- Special Agreement (on interest) dated February 25, 2015 regarding the foregoing Loan Agreement.

Purpose	Original Contract A: operating cash (including funds to make repayment to theforeign parent company) Original Contract B: equipment funding
Designated account

Deposit account for repayment:

The Bank of Tokyo-Mitsubishi UFJ, Ltd. Hachioji Branch

Type of bank account: Ordinary deposit

Account number: 0494084

Accounts receivable collection account:

The Bank of Tokyo-Mitsubishi UFJ, Ltd. Hachioji Branch

Type of bank account: Ordinary deposit

Account number: 0494084

The Bank of Tokyo-Mitsubishi UFJ, Ltd. Hachioji Branch

Type of bank account: Foreign currency ordinary deposit

Account number: 5458515

Borrower’s accounting period

Business year ends February (Business year: From March 1 to February 28 next year)

* Accounting closing month of Borrower changes to December (Business year: From January 1 to December 31) after the closing of accounts for FYE February 2015 onwards. The accounting period following FYE February 2015 is FYE December 2015.

Statements of accounts	Non-consolidated Accounting Statements Copy of tax filing
Statement of accounts submission deadline	Within 3 months of the final day of the accounting period (The first accounting period is for the year ending February 2015)
Compliance Report submission deadline	Within 3 months of the final day of the accounting period (The first submission deadline is the end of May 2015)
Trial balance base date	Final day of each month *Excluding the accounting closing month. (The first base date is the end of April 2015)
Trial balance submission deadline	Within 1 month of the base date
Table of Outstanding Borrowings by Financial Institution base date	Final day of each month (The first base date is the end of April 2015)
Table of Outstanding Borrowings by Financial Institution submission deadline	Within 1 month of the base date
Financial covenant determination date	3 months from the final day of the accounting period (the first determination date is the end of May 2015)
Fees	The scheme structuring fee is 37,500,000 yen plus applicable consumption taxes of 3,000,000 yen for a total of 40,500,000 yen

Ordinary trade debtors	Trade Debtors other than excluded persons
Excluded person	None specified as of the date of this Special Agreement (Deposits from subsidiaries and affiliated companies based on ordinary commercial transactions shall be included.).
Asset valuation determination date	The 15th of each month (The Bank Business Day immediately after when that date is not a Bank Business Day. The first determination date is December 15, 2015.)
Lender notification date	The 20th of each month (The Bank Business Day immediately after when that date is not a Bank Business Day. The first notification date is December 21, 2015.)
Deposit calculation base period

From the first day of the month 6 months prior to the asset valuation determination date (regardless of whether that date is a Bank Business Day) to the final day of the month 1 month prior to the determination date (regardless of whether that date is a Bank Business Day)

Method of calculating qualified deposits

Aggregate of amounts calculated according to A) and B) below for each Trade Debtor for Qualified Deposits made by each Trade Debtor. For purposes of calculation, Qualified Deposits denominated in foreign currencies shall be translated to Japanese yen again at a foreign exchange rate designated by Lender for each month.

A) Ordinary Trade Debtors

Total Qualified Deposits from the Trade Debtor.

B) Trade Debtors constituting excluded persons

0 yen regardless of the Qualified Deposits from the Trade Debtor.

3.	Determination of asset valuations
3-1	Description of asset valuation determination

Asset valuation less than 1,000,000,000 yen

3-2	Timing of asset valuation determination

Determination to be made by Lender on the asset valuation determination date set forth in Additional Provision 2.

3-3	Effects of asset valuation determination

If the determination satisfies the criteria set forth in Additional Provision 3-1, the Applicable Rate for the period from the day following the first interest payment date arriving after the asset valuation determination date (including that day) to the interest payment date arriving immediately after the following asset valuation determination date (including that day) shall be as calculated below regardless of the provisions of the Original Contract.

Applicable Rate set forth in the Original Contract +0.300%

4.	Representations and warranties
(1)	All persons purchasing goods or receiving services from Borrower constitute Trade Debtors.
(2)

Deposits resulting from the collection of claims against Trade Debtors by Borrower are all Qualified Deposits if deposited to the accounts receivable collection account among the designated accounts during the deposit calculation base period.

5.	Reporting items
(1)

Borrower shall submit to Lender the trial balances (indicating claim/obligation relationships between Borrower and its affiliated companies and in substance satisfactory to lender) as of the trial balance base date set forth in Additional Provision 2, on or prior to the trial balance submission deadline set forth in Additional Provision 2.

(2)

Borrower shall submit to Lender the Tables of Outstanding Borrowings by Financial Institution as at the Table of Outstanding Borrowings by Financial Institution base date set forth in Additional Provision 2, on or prior to the Table of Outstanding Borrowings by Financial Institution submission deadline set forth in Additional Provision 2.

6.	Approval matters

No stipulations on the date of execution of this Special Agreement.

7.	Compliance matters
(1)	Borrower shall manage all claims held by Borrower using Borrower’s system, and shall obtain prior written approval of Lender when modifying its management methods.
(2)

With respect to claims held by Borrower, Borrower shall (i) retain records, ledgers, certificates, notices, and other documents received from counterparties to which goods are sold or services provided; and (ii) create records and ledgers of amounts of claims against counterparties, amounts received in payment from counterparties, and amounts paid by Borrower and Lender to counterparties pursuant to the Original Contract and this Special Agreement according to ordinary business procedures.

(3)

Borrower shall fully perform at the appropriate time of performance all promises and agreements with counterparties to which it sells products or provides services in accordance with applicable Laws and Regulations and other orders.

(4)

Borrower shall take no action that would constitute a cause for a counterparty to which it has sold goods or provided services to obtain right of defense against Borrower or Lender, nor shall it take any action that would otherwise impair Lender’s rights with respect to claims held by Borrower.

(5)

Borrower shall promptly report the details of all claims held by Borrower (the third-party obligees’ name, type of claim, number of claims, amount and deadline of claim, and other matters regarding claims made by Lender) when so requested by Lender.

(6)	Borrower shall not transfer businesses related to any claim held by Borrower without written approval of Lender.
(7)

If Lender deems necessary to preserve claims against Borrower, Borrower shall, when so requested by Lender, provide collateral of the type and in the form satisfactory to Lender against the assets of Borrower in substance and form satisfactory to Lender (excluding accounts receivable to Parent Company A (NeoPhotonics Corporation, 2911 Zanker Road, San Jose, California, United States of America)) to secure all claims of Lender against Borrower.

(8)	Borrower shall not incur guarantee obligations against third parties.
(9)

Borrower shall cause Parent Company B (NeoPhotonics Co. Ltd., 37 Central Queens Road Hong Kong Special Administrative Region, People’s Republic of China) to maintain its equity ratio of 100% in Borrower.

(10)	Borrower shall maintain a repayment deposit account at a branch of a financial institution designated by Lender.
8.	Financial covenants
8-1	Content of financial covenants
(1)

Borrower shall maintain on its non-consolidated balance sheet as of the final day of the accounting period for the business year total net assets of at least 100,000,000 yen and at least 70% of total net assets as at the final day of the accounting period for the preceding year (however, if the amount of total net assets on its non-consolidated balance sheet as of the final day of the accounting period for each business year is 250,000,000 yen or greater, there is no need to maintain 70% of total net assets as of the final day of the accounting period for the preceding year).

(2)

Borrower shall not generate an ordinary loss for 2 consecutive terms on its non-consolidated profit and loss statement as at the final day of the accounting period for the business year. (However, for determinations of “2 consecutive terms,” any accounting period generating an ordinary loss after FYE February 2014 shall be considered the first accounting period generating an ordinary loss.)

(3)

Borrower shall maintain on the non-consolidated profit and loss statement as at the final day of the accounting period for the business year the total of “ordinary income/loss + depreciation- allocation for corporate income tax etc. - dividends” of at least 150,000,000 yen.

8-2	Determination of financial covenants

Lender shall determine whether there has been a violation of the financial covenants on the financial covenant determination date set forth in Additional Provision 2. The determination shall remain in force from the determination date (including that date) until the following financial covenant determination date (not including that date).

8-3	Effects of financial covenant determination

Among the covenants set forth in Additional Provision 8-1, contravention of more than one of the covenants in (1) through (3) shall constitute an event of acceleration by demand as set forth in Article 12.2.7 of this Special Agreement and Additional Provision 9-2 except in the case where the proviso of Additional Provision 9-2 shall apply.

9.	Acceleration clause
9-1	Event of automatic acceleration

No stipulations on the date of execution of this Special Agreement.

9-2	Event of acceleration by demand

Contravention of more than one of the financial covenants in Subparagraphs (1) through (3) to Additional Provision 8-1; provided, however, that there shall be no acceleration (by demand) if Borrower takes Remedial Measures (there may be an acceleration (by demand) if the Remedial Measure fails to satisfy Lender) within 90 days of learning of a contravention of a financial covenant and continues to pay without delay principal and interest on the Loan to Borrower. “Remedial Measure” refers to a measure determined as mutually agreeable to Lender and Borrower in good-faith consultation to improve Borrower’s financial position in the event of a contravention of a financial covenant by Borrower. Lender shall respond in good faith to requests for consultation on Remedial Measures from Borrower.

Annex

Date __________

Compliance Report

To The Bank of Tokyo-Mitsubishi UFJ, Ltd.:

Borrower

Address

Name

Borrower represents and warrants that it will adhere to the compliance matters set forth in the following agreements from the signing date onwards.

Details

<Original Contract A>

Payment date __________ (day of the month)	Name of agreement
February 25, 2015	Loan Agreement (borrowing of 500,000,000 yen)
February 25, 2015	Special Agreement (on interest rate) (related to the agreement above)

<Original Contract B>

Payment date __________ (day of the month)	Name of agreement
February 25, 2015	Loan Agreement (borrowing of 1,000,000,000 yen)
February 25, 2015	Special Agreement (on interest rate) (related to the agreement above)

<Common for Original Contract A and Original Contract B>

Payment date __________ (day of the month)	Name of agreement
February 25, 2015	Special Agreement

End of document

Submission no later than 3 months from the final day of the business year

For bank use

Inspection seal	Compliance confirmation	Seal confirmation	Performed by

Notes with respect to the loan with special agreements (supplemental explanation)

*The special agreement (the “Special Agreement”) provides terms of the loan and items to be represented, warranted and covenanted by borrower.   Please refer to the explanation below when you confirm the contents of the Special Agreement.

*Please fully understand the contents of the agreement and when you make decision to enter into this Special Agreement, please rely on your own responsibility and will.

1.  Applicable Agreements (see Preamble/ Article 1/ Additional Provision 2)

This Special Agreement assumes that Banking Transaction Agreement, the Loan Agreement and the Special Agreement Regarding Interest Rate to be executed by and between you and the bank on the date of the Special Agreement shall apply to you and the bank.

2. Purpose of Use (see Article 2/ Additional Provision 2)

Purpose of use is provided in the Original Contract and the Special Agreement.  Please refer to the related provision in the Special Agreement.

3. Definition of Qualified Deposit Amount and Calculation and Notice of Asset Value (see Article 4/ Additional Provisions 1 & 2)

Asset value is to be calculated based on the actual deposit into your bank account opened with us (such actual deposit is defined as “Qualified Deposit Amount”).  We will calculate the asset value on the valuation date and notify it to you.  We reserve the right to change the conditions and scope of the Qualified Deposit Amount, which is the base of the asset value, even after we determined and notified the asset value to you by so notifying you.

4. Calculation of asset value and its effect (see Article 5/ Additional Provision 3)

Calculation of asset value and its effect are provided in the Special Agreement.  Please refer to the related provision in the Special Agreement.

5. Repayment from the designated bank account (see Article 6/ Additional Provision 2)

If any of the Events of Default occurs, we may withdraw certain amount of funds from the designated bank account, regardless of the standard rules applicable to the bank accounts.  Please refer to the related provision in the Special Agreement.

6. Representations and Warranties/Reporting (see Articles 7 & 8/ Additional Provisions 2, 4 & 5)

Matters to be represented and warranted by you as of the date of the execution of the Original Contract and the Special Agreement and the Compliance Report submission date are provided.  Also, the matters to be reported by you until such time that the loans under the Original Contract and the Special Agreement are paid in full are provided.  Please refer to the related provisions in the Special Agreement.

7. Lender Consent Matters and Covenants (see Articles 9&10/ Additional Provisions 6 & 7)

Matters which require our prior consent until such time that the loans under the Original Contract and the Special Agreement are paid in full are provided.  Also the covenants to be kept by you until such time that the loans under the Original Contract and the Special Agreement are paid in full are provided.  Please refer to the related provisions in the Special Agreement.

8. Financial Covenants (see Article 11/ Additional Provision 8)

Financial Covenants to be kept by you are provided.  Method of calculation of financial indicator and the effect of the breach of financial covenants are also provided.  Please refer to the related provision in the Special Agreement.

9. Events of Default (see Article 12/ Additional Provision 9)

Unless otherwise provided in the Special Agreement, if the loans are accelerated due to your breach of the Special Agreement, you shall repay any indebtedness under the Original Contract, the Special Agreement or any other agreements related thereto.  Please refer to the related provision in the Special Agreement.  Please note that you are responsible for prepayment penalty (if any) and any costs or expenses incurred by us due to your breach of the Special Agreement.

10. Fee (see Article 13/ Additional Provision 2)

You have the obligation to pay the scheme structuring fee as compensation to our scheme structuring effort.  Please confirm the amount set out in the Special Agreement.

11. Expenses (see Article 14)

You shall bear all expenses (such as legal fee and stamp duty) with respect to this financing transaction. You shall also bear all expenses (such as legal fee and stamp duty) to be incurred in connection with the amendment of the Special Agreement.

12. Confidentiality (see Article 15)

Please do not disclose the contents of this transaction to any third party without the bank’s consent.

(to be inserted by the bank) Delivered on:

Date:

We received explanation about this supplemental explanation and the Special Agreement and understood all of their contents.

Borrower

Address/Company Name/Name of Representative

550-10, Higashi-asakawamachi, Hachioji-shi, Tokyo

NeoPhotonics Semiconductor GK

Representative Member: NeoPhotonics Corporation Limited

#409, Yu To Sang Building, 37 Queen’s Rd Central,

Hong Kong Special Administrative Region of the People’s Republic of China

Executive Officer: Lucas Oliver-Frost

<For Bank Use>

Inspection seal	Implementation	Seal confirmation

Designated Dispute Resolution Organization Retained by the Bank

Japanese Bankers Association, a Japanese ippan shadan houjin

Counselling Office of Japanese Bankers Association

Tel: 0570-017109 or 03-5252-3772

Business Hour/ Monday to Friday 9:00 – 17:00 (except for holidays and from December 31 to January 3)